As filed with the Securities and Exchange Commission on August 21, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exelis Inc.

(Exact name of registrant as specified in its charter)

Indiana	45-2083813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1650 Tysons Boulevard, Suite 1700

McLean, Virginia 22102

Telephone: (703) 790-6300

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan

(Full Title of the Plan)

Ann D. Davidson

Senior Vice President and Chief Legal Officer

1650 Tysons Boulevard, Suite 1700

McLean, Virginia 22102

Telephone: (703) 790-6300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gary L. Sellers

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per Common Unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	12,000,000	$10.75	$128,940,000	$14,776.52

(1)	Covers 12,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Exelis Inc. issuable under the Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional shares that may be offered and issued under the Plan to prevent dilution resulting from unit splits, unit distributions or similar transactions.
(2)	Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $10.75 per share, which is the average of the high and low price per share as reported by The New York Stock Exchange on August 17, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering an additional 12,000,000 shares of Common Stock of Exelis Inc. (the “Company”) reserved for issuance under the Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-177605) on Form S-8 was filed with the Securities and Exchange Commission on October 28, 2011. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 13, 2011).

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated May 9, 2012).

4.3	Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan.*

5.1	Opinion of Barnes & Thornburg LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.1).*

24.1	Power of Attorney (included in the signature page to this Registration Statement).*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, State of Virginia on August 21, 2012.

Exelis Inc.

By:	/s/ Ann D. Davidson
Name:	Ann D. Davidson
Title:	Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the general partner of Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Peter J. Milligan and Ann D. Davidson, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of August, 2012.

Signature	Title

/s/ David F. Melcher	President and Chief Executive Officer
David F. Melcher	(principal executive officer)

/s/ Peter J. Milligan	Senior Vice President and Chief Financial Officer
Peter J. Milligan

/s/ Greg P. Kudla	Chief Accounting Officer
Greg P. Kudla

/s/ Herman E. Bulls	Director
Herman E. Bulls

/s/ Christina A. Gold	Director
Christina A. Gold

/s/ Ralph F. Hake	Director
Ralph F. Hake

/s/ John J. Hamre	Director
John J. Hamre

/s/ Paul J. Kern	Director
Paul J. Kern

/s/ Steven R. Loranger	Director
Steven R. Loranger

/s/ Patrick Moore	Director
Patrick Moore

/s/ Mark L. Reuss	Director
Mark L. Reuss

/s/ Billie I. Williamson	Director
Billie I. Williamson

/s/ R. David Yost	Director
R. David Yost